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                                                                     EXHIBIT 4.2

                             REPUBLIC SERVICES, INC.

                                       to

                              THE BANK OF NEW YORK

                            ------------------------

                          FIRST SUPPLEMENTAL INDENTURE,

                           Dated as of August 15, 2001

                            ------------------------

                                  $450,000,000
                           6.75% Senior Notes due 2011

                            ------------------------


              Supplemental to Indenture dated as of August 15, 2001



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                  FIRST SUPPLEMENTAL INDENTURE, dated as of August 15, 2001 (the
"First Supplemental Indenture"), between REPUBLIC SERVICES, INC., a Delaware corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK, as trustee under the Base Indenture referred to below (hereinafter called the "Trustee").

                  WHEREAS, the Company entered into an Indenture dated as of August 15, 2001, 2001 (the "Base Indenture," all capitalized terms used in this First Supplemental Indenture and not otherwise defined being used as defined in the Base Indenture) (the Base Indenture and First Supplemental Indenture are hereinafter collectively called the "Indenture") with the Trustee, for the purposes of issuing its senior notes, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

                  WHEREAS, the Company proposes to issue $450,000,000 aggregate principal amount of its 6.75% Senior Notes due 2011 (such senior notes being referred to herein as the "Senior Notes" and all references to Securities in the Base Indenture shall be deemed to refer also to the Senior Notes unless the context otherwise provides); and

                  WHEREAS, Section 901 of the Base Indenture provides that without the consent of the Holders of the Securities of any series issued under the Base Indenture, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things, establish the form or terms of securities of any series as permitted by Sections 201 and 301 thereof; and

                  WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture;

                  WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Company, the legal, valid and binding agreement of the Company, in accordance with its terms.



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                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  The parties hereto mutually covenant and agree as follows:

                  SECTION 1. The Base Indenture is hereby amended solely with respect to the Senior Notes, except as otherwise expressly provided herein, as follows:

                  (A) By amending Section 101 to replace in whole the following definitions thereto in lieu of the corresponding existing definitions, so that in the event of a conflict with the definition of terms in the Base Indenture, the following definitions shall control:

                           "Independent Investment Banker" means either Banc of
                  America Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors or both, or if both firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

                           "Reference Treasury Dealer" means (1) each of Banc of
                  America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for such underwriter another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

                  (B) By amending Section 401 by adding the following sentence at the end of thereof as follows:

                           Both Section 402 (defeasance) and Section 403 (covenant defeasance) shall apply to the Senior Notes.

                  (C)      By amending Section 901 by:

                           (a) deleting the period at the end of clause (m) and inserting the following: "; and"; and

                           (b)      inserting the following clause after clause
                                    (m):

                                    "(n) to add additional Securities of the same class and series in one or more tranches from time to time."

                  (D) By inserting after the first sentence in Section 301 the following:

                           "The aggregate principal amount of Senior Notes which may be issued under this Indenture, as supplemented by the First Supplemental Indenture, shall be unlimited and the Company may issue additional senior notes of the same class and series as the Senior



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                           Notes in one or more tranches from time to time,
                           without notice to or the consent of existing holders of the Securities (the "Additional Senior Notes"). The Additional Senior Notes shall have the same terms as all other Senior Notes and all references in the Indenture (as supplemented by the First Supplemental Indenture) shall be deemed to also refer to the Additional Senior Notes. The Additional Senior Notes shall vote as a class with all other Senior Notes as to matters as to which such Senior Notes have a vote."

                  (E) By amending Section 1101 to add the following at the end of the first paragraph:

                           "The Senior Notes will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at a redemption price equal to the greater of:

                           (1) 100% of the principal amount of the Senior Notes to be redeemed, and

                           (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 20 basis points. Accrued interest will be payable to the redemption date."

                  (F) By amending Exhibit A thereto by adding the following at the end of the first paragraph:

                           "The principal amount of the Securities which may be issued is unlimited. The Company may issue additional senior notes of the same class and series as this Security in one or more tranches from time to time without notice to or the consent of the existing holders of the Securities." These additional senior notes are referred to in this Security as the "Additional Securities" and all references to the Securities in this Security or in the Indenture shall include the Additional Securities. The Additional Securities shall vote as a class with all other Securities as to matters as to which such Securities have a vote.

                  (G) The form of Security attached as Exhibit A hereto shall be the form of Senior Note for the series of Senior Notes established by this First Supplemental Indenture and the terms therein shall be incorporated by reference into this First Supplemental Indenture.

                  SECTION 2. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.



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                  SECTION 3. If any provision hereof limits, qualifies or
conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  SECTION 4. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 5. In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Senior Notes) shall not in any way be affected or impaired thereby.

                  SECTION 6. Nothing in this First Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Senior Notes any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  SECTION 7. This First Supplemental Indenture and each Security shall be deemed to a contract made under the laws of the State of New York and this First Supplemental Indenture and each such Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 8. All terms used in this First Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.

                  SECTION 9. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page hereto by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this First Supplemental Indenture.



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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed all as of the day and year first above written.

                               REPUBLIC SERVICES, INC.
                               as Issuer



                               By: /s/ Edward A. Lang III
                                  -----------------------------------
                                  Name:  Edward A. Lang III
                                  Title: Vice President, Finance and
                                         Treasurer




                               THE BANK OF NEW YORK
                               as Trustee



                               By: /s/ Paul Schmalzel
                                  -----------------------------------
                                  Name:  Paul Schmalzel
                                  Title:




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                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 306 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



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                             REPUBLIC SERVICES, INC.
                               ------------------

                               6.75% NOTE DUE 2011

                                                             CUSIP NO. 760759AC4

No. R-_____                                                 $___________________


                  Republic Services, Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of __________ ($__________) United States dollars on August 15, 2011, at the office or agency of the Company referred to below, and to pay interest thereon from August 15, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 15 and August 15 in each year, commencing February 15, 2002 at the rate of 6.75% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The principal amount of the Securities which may be issued is unlimited. The Company may issue additional senior notes of the same class and series as this Security in one or more tranches from time to time without notice to or the consent of the existing holders of the Securities. These additional senior notes are referred to in this Security as the "Additional Securities" and all references to the Securities in this Security or in the Indenture shall include the Additional Securities. The Additional Securities shall vote as a class with all other Securities as to matters as to which such Securities have a vote.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.




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                  Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of this Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be a corporate trust office of the Trustee or its affiliate located at 101 Barclay Street, Floor 21W, New York, NY 10286), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



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                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

                                    REPUBLIC SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                          Name:
                                          Title:




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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 6.75% Notes due August 15, 2011 referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee



                                        By:   _________________________________
                                              Authorized Signatory

Dated:  __________




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                       [FORM OF REVERSE SIDE OF SECURITY]


                             REPUBLIC SERVICES, INC.

                               6.75% Note due 2011

                  This Security is one of a duly authorized issue of Securities of the Company designated as its 6.75% Notes due 2011 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $__________, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of August 15, 2001, between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of August 15, 2001, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  The Securities may be redeemed at any time, at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 and not more than 60 days' notice to the Holders thereof as provided in the Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 20 basis points, plus, in each case, accrued interest to the Redemption Date (subject to the right of holders of record of such Securities on relevant record dates to receive interest due on an interest payment date), if any.

                  If less than all of the Securities are to be redeemed, the Trustee shall select, not more than 60 nor less than 30 days before the Redemption Date, the Securities or portions thereof to be redeemed on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate.

                  In the case of any redemption of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.




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                  In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain covenants and Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which required the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities of all series at the time Outstanding that are affected (voting as one class). The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) of all series at the time Outstanding that are affected (voting as one class), on behalf of the Holders of all the Securities of such affected series, to waive compliance by the Company with certain provisions of the Indenture and the Securities of such series and certain past Defaults and Events of Default under the Indenture and the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly



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executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

                  Except as indicated in the Indenture, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE TO CONFLICT OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.



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